Exhibit 99.1

Primis Financial Corp. Announces Reauthorization of Stock Repurchase Program

MCLEAN, Va., Dec. 21, 2023 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), today announced that the board of directors of the Company (the "Board") approved a new stock repurchase program for up to 740,600 of the outstanding shares of the Company's common stock (the "Stock Repurchase Program"). The Stock Repurchase Program will conclude on December 21, 2024, subject to the earlier termination or extension of the Stock Repurchase Program by the Board or the total shares designated for the Stock Repurchase Program are depleted. The Company's previous stock repurchase program expired with no shares repurchased.

Under the Stock Repurchase Program, the Company may repurchase shares of common stock from time to time in open market purchases or privately negotiated transactions. Any open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable legal requirements. Repurchases under the Stock Repurchase Program may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased by the Company when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including the performance of the Company's stock price, general market and economic conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by the Company. The Company may, in its discretion, begin or terminate repurchases at any time prior to the Stock Repurchase Program's expiration, without any prior notice. The Stock Repurchase Program does not obligate the Company to repurchase any particular number or amount of shares of common stock.

About Primis Financial Corp.

As of September 30, 2023, Primis had $3.8 billion in total assets, $3.1 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, new digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2022, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.